UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	July 29, 2004

Target Corporation

(Exact name of registrant as specified in its charter)

Minnesota	1-6049	41-0215170
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1000 Nicollet Mall Minneapolis, Minnesota		55403
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code (612) 304-6073

Item 5.    Other Events.

On July 29, 2004, Target Corporation announced that it has reached a definitive agreement to sell its Mervyn’s business unit to an investment consortium for an aggregate consideration of approximately $1.65 billion in cash.  An additional discussion of the transaction is provided in Target Corporation’s news release of July 29, 2004, which is attached as an exhibit to this report.

A copy of the equity purchase agreement is filed as an exhibit to this report.  Reference is made to the equity purchase agreement for a full statement of the terms and conditions of the transaction.

Item 7.    Financial Statements and Exhibits.

(c)           Exhibits.

2.             Equity Purchase Agreement dated as of July 29, 2004 (exhibits and schedules omitted).

99.           News release dated July 29, 2004.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TARGET CORPORATION

Date: July 30, 2004	/s/ Timothy R. Baer
Timothy R. Baer
Senior Vice President,
General Counsel and Corporate Secretary

EXHIBIT INDEX

Exhibit	Description	Method of Filing

2.	Equity Purchase Agreement dated as of July 29, 2004 (exhibits and schedules omitted).	Filed Electronically

99.	News release dated July 29, 2004	Filed Electronically